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                                                                       EXHIBIT 4

                                                             [Execution Version]

                   AMENDMENT TO REGISTRATION RIGHTS AGREEMENT


This Amendment to Registration Rights Agreement dated as of June 28, 2000 (this "Agreement"), is entered into by Kafus Industries, Ltd., a British Columbia corporation (the "Company"), and ECT Merchant Investments Corp., a Delaware corporation (the "Purchaser"), amending the Registration Rights Agreement dated as of June 5, 2000 (as modified from time to time, the "Registration Rights Agreement"), between the Company and the Purchaser. The defined terms of the Registration Rights Agreement are used herein unless otherwise defined herein.

                                  INTRODUCTION

The Company and the Purchaser are entering into (a) the Second Amendment to Note Agreements dated as of June 28, 2000 (the "Amendment to Note Agreements"), amending the Amended and Restated Note Agreement dated as of March 11, 1999, between the Company and the Purchaser, and (b) the Second Amendment to Warrant Agreement dated as of June 28, 2000 (the "Amendment to Warrant Agreement"), amending the Warrant Agreement dated as of March 11, 1999, between the Company and the Purchaser.

In connection with the Amendment to Note Agreements and the Amendment to Warrant Agreement, and on the conditions set forth herein, the Company will issue and sell to the Purchaser and the Purchaser will purchase from the Company the U.S.$685,000 Convertible Promissory Note (Term Loan E) (the "$685,000 Term Loan E Note"), dated as of June 28, 2000, and the Warrant for 68,500 Shares of Common Stock dated as of June 28, 2000, issued by the Company to the Purchaser in connection therewith (the "Term Loan E Warrant"). In connection with the foregoing, in order to entitle the holder of the Term Loan E Warrant to the rights and benefits conferred under the Registration Rights Agreement, the Company and the Purchaser agree as follows:


Section 1.        Amendments to Registration Rights Agreement

1.1 The Recitals of the Registration Rights Agreement are modified by deleting therefrom the parenthetical definitions of "Conversion Shares," "Warrant Shares," and "Warrants."

1.2 Section 1.1 of the Registration Rights Agreement is amended by inserting, in appropriate alphabetical order, the following definitions:

         "Conversion Shares" means the Common Stock issuable upon conversion of the Term Loan Notes.

         "Warrants" means, collectively, (a) the Term Loan D Warrant, and (b) the Term Loan E Warrant.


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         "Warrant Shares" means the Common Stock issuable upon exercise of the
         Warrants.

          "$1,000,000 Term Loan E Note" means the U.S.$685,000 Convertible Promissory Note (Term Loan E) dated as of June 28, 2000, made by the Company and payable to the order of the Purchaser.

         "Term Loan E Warrant" means the Warrant for 68,500 Shares of Common Stock dated as of June 28, 2000, issued by the Company to the Purchaser in connection with the $685,000 Term Loan E Note.

          "Term Loan Notes" means, collectively, (a) the $1,000,000 Term Loan D Note, and (b) the $685,000 Term Loan E Note.

1.3 Section 2(b) of the Registration Rights Agreement is amended by replacing such Section in its entirety with the following:

                  (b) Delay in Effectiveness. In the event any Registration Statement is not declared effective by the SEC within 150 days after the Filing Deadline (the "Effectiveness Deadline"), or in the event the effectiveness of any Registration Statement is suspended or terminated at any time after its Effectiveness Deadline and prior to the Registration Termination Date, then, at the election of the Holder: (1) for each month (or portion thereof) such Registration Statement is not so effective, the Company shall pay to the Holder, as liquidated damages and not as a penalty, an amount equal to the product of (x) the number of shares of Common Stock that are or could become, if the Term Loan Notes were converted and the Warrants were exercised, Registrable Securities multiplied by the closing price of the Common Stock on the first day of the month as to which liquidated damages are payable and
         (y) the Applicable Rate or (2) the Holder may seek remedies at law or in equity. In either case, the Company shall pay any damages to each Holder based upon the proportion of the Registrable Securities owned by such Holder. Such payments shall be made on the first Business Day of each month following any month in which such Registration Statement is not effective, with a final payment within five (5) Business Days after such Registration Statement becomes effective.

1.4 Section 9(c) of the Registration Rights Agreement is amended by replacing such Section in its entirety with the following:

                  (c) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Company and each Holder and their respective successors and assigns. The rights provided by this Agreement shall be transferred automatically from the Purchaser to any Person to whom any Term Loan Note, any Warrants, or any Registrable Securities are transferred, provided that (x) the Company is given written notice of the transfer and the name, address, telephone number, and facsimile number of the transferees and (y) the subsequent transferee agrees in writing to be bound by all of the terms of this Agreement (any transferee referred to in the foregoing clauses being referred to herein as a "Permitted


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         Transferee").

Section 2.        Effect on Warrant Documents.

2.1 Except as amended herein, the Registration Rights Agreement and the other Warrant Documents remain in full force and effect. The Company represents and warrants that it has no defenses to the enforcement of the Registration Rights Agreement, as amended. The Company further agrees that nothing herein shall act as a waiver of any of the Purchaser's rights under the Warrant Documents as amended, including any waiver of any default or event of default, however denominated. The Company must continue to comply with the terms of the Warrant Documents, as amended.

2.2 This Agreement is a Warrant Document for the purposes of the provisions of the other Warrant Documents.

Section 3. Effectiveness. This Agreement shall become effective and the Warrant Documents shall be amended as provided herein effective as of the date first set forth above when the Company and the Purchaser shall have duly and validly executed originals of this Agreement.

Section 4.        Miscellaneous.

4.1 Expenses. The Company shall pay directly or reimburse the Purchaser for all reasonable expenses of the Purchaser, including charges and disbursements of legal counsel for the Purchaser, in connection with the amendment, modification, waiver, or interpretation of this Agreement and the other Warrant Documents, and the preservation or enforcement of any rights of the Purchaser hereunder or thereunder, including the expenses of the Purchaser prior to the execution of this Agreement or the other Warrant Documents. The provisions of this paragraph shall survive any purported termination of this Agreement that does not expressly reference this paragraph.

4.2 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of Texas, without regard to the principles of conflicts of laws thereof which would select any other law, and applicable United States Federal law. This Agreement may be signed in any number of counterparts, each of which shall be an original, and may be executed and delivered by telecopier.

4.3 No Further Agreements. THIS WRITTEN AGREEMENT AND THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.


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THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.


         EXECUTED as of the date first above written.


                                   KAFUS INDUSTRIES LTD.


                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------



                                   ECT MERCHANT INVESTMENTS CORP.


                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------





[Amendment to Registration Rights Agreement]




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